Exhibit 4.181

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 91771

Details of the licensee:

Limited Liability Company

Stream

Location:

109044, Moscow, 8 Vorontsovskaya str., 4a

Service description:

Telematic communications services

The license includes license terms on 2 pages

License validity: from 22.09.2011 to 22.09.2016

Service start date (not later) 22.09.2013

Head of Communications Licensing Department

(signature)

V.N. Ugryumova

L.S.

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

Federal Service for Supervision of Communications, Information Technology and Mass Media

Terms of Business
under License No 91771 **

1. Limited Liability Company Stream (the Licensee) shall comply with the terms of this license.

2. The Licensee shall start provision of services under the license no later than 22.09.2013.

3. The Licensee shall provide communication services under the license in the territory of the Russian Federation.

4. The Licensee under this license shall provide the following to the subscribers and (or) users *:

a)   access to the Licensee’s communication network;

b)   access to information systems of information and telecommunication networks, including the Internet;

c)   reception and transmission of telematic electronic messages.

5. The Licensee shall provide communications services in accordance with the rules of communications services, approved by the Government of the Russian Federation.

6. The Licensee in providing communications services shall comply with the rules for connection of telecommunications networks and their interactions, approved by the Government of the Russian Federation, when connecting data network of the licensee to the public telecommunications network, connecting other communication networks to data transmission network of the Licensee , accounting and transit of traffic in data transmission network of the Licensee, accounting and transit of traffic from (to) communication networks of other operators.

7. This license has been issued based on the results of the application for issue of the license without  bidding (auction, tender). There are no licensing requirements to the Licensee’s commitments made with participation in the bidding (auction, tender) to obtain the appropriate license.

8. Radio spectrum is not used in the provision of services under this license.

9. The Licensee shall implement requirements for networks and communications facilities established by the federal executive authority in the field of communications in consultation with the authorized state bodies engaged in investigative activities for the purpose of carrying out investigation operations, and to take measures to prevent disclosure of organizational and tactical methods of the above operations.

10. Licensee is not a universal service operator. There are no licensing requirements for the provision of universal services in accordance with agreements for provision of universal communications services concluded with the authorized executive body.

11. The Licensee shall provide information about the basis of calculation of mandatory deductions (tax payments) to the universal service reserve in the manner and form required by the federal executive authority in the field of communications.

* Provision of services under the license can be accompanied by the provision of other services, technologically closely related to telematic communications services and aimed at improvement of their customer value, unless it requires a separate license.

Head of Communications Licensing Department

(signature)

V.N. Ugryumova

L.S.

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

Laced, numbered and sealed

Three (3) sheet (s).

Head of the department of registers of assigned radio frequencies and licenses in the field of communication

(signature) I.Yu. Zavidnaya

11 NOV 2011

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296